UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2012

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the proposed merger (the “Merger”) of the Consumer and Office Products business  (the “C&OP Business”) of MeadWestvaco Corporation (“MWV”) with ACCO Brands Corporation (the “Company”), on March 27, 2012, the Company entered into the Credit Agreement, dated as of March 26, 2012 (the “Credit Agreement”) among the Company, certain direct and indirect subsidiaries of the Company party thereto, Barclays Bank PLC and Bank of Montreal, as administrative agents, and the other agents and lenders named therein.  The Credit Agreement provides for a new $1,020 million senior secured credit facility (the “Senior Secured Credit Facility”), which consists of a $250 million five-year senior secured revolving credit facility (the “Revolving Facility”) and $770 million in senior secured term loan facilities (the “Term Loan Facilities”).  The Senior Secured Credit Facility will supplant the financing contemplated by the previously disclosed financing commitment letters arranged in contemplation of the Merger.

Borrowings under the Senior Secured Credit Facility will occur contemporaneously with, and are subject to, the consummation of the Merger and transactions related to the Merger (except that Monaco Spinco Inc. (the MWV subsidiary that will own the C&OP Business, or “Spinco”) is expected to incur indebtedness immediately prior to being spun off to MWV shareholders, which will occur immediately prior to the Merger).  In addition, borrowings under the Senior Secured Credit Facility remain subject to a number of other conditions, such as the receipt of certain financial statements and projections, perfection of security interests and miscellaneous customary closing conditions.

Amounts to be drawn under the Term Loan Facilities initially will bear interest as follows:

•	the senior secured term loan A facility in an aggregate principal amount of approximately $95 million to the Company will bear interest at LIBOR plus 3% (“Term Loan A”);

•	the senior secured term loan A facility in an aggregate principal amount of approximately $190 million to Spinco will bear interest at LIBOR plus 3% (“Spinco Term Loan A”);

•
the senior secured term loan A facility in an aggregate principal amount of approximately $35 million to ACCO Brands Canada will bear interest at a rate calculated by reference to the Banker's Acceptance rate plus 3% pursuant to the Credit Agreement (“Canadian Term Loan A”); and

•	the senior secured term loan B facility in an aggregate principal amount of approximately $450 million to the Company will bear interest at LIBOR plus 3.25%, with a 1% LIBOR floor (“Term Loan B”).

Borrowings under the Term Loan Facilities will be used to (i) fund the cash portion of the special distribution to be paid by Spinco to MWV in connection with transactions related to the Merger, (ii) repurchase the Company's existing 10.625% Senior Secured Notes due 2015 and fund related consent payments, and (iii) pay other fees and expenses associated with the Merger and related transactions.  Borrowings under the Term Loan Facilities also may be used to redeem a portion of the Company’s existing 7.625% Senior Subordinated Notes due 2015 (the “Subordinated Notes”).

The Revolving Facility is expected to be available for working capital and general corporate purposes.  Any amounts drawn under the Revolving Facility initially will bear interest at LIBOR plus 3%; however, no amounts are expected to be drawn under the Revolving Facility at closing.

The Credit Agreement has several features similar to credit facilities of this nature, including as follows:

Maturity and amortization.  With the exception of Term Loan B, borrowings under the Term Loan Facilities and the Revolving Facility will mature on the earlier of (i) the fifth anniversary of the closing date of the Merger and (ii) 91 days prior to the maturity of the Subordinated Notes unless, at least 91 days prior to the maturity date of the Subordinated Notes, such notes are refinanced with (A) notes having a maturity date at least six months after the fifth anniversary of the closing date of the Merger or (B) with the proceeds of an incremental term loan facility.  Borrowings under the Term Loan B will mature on the earlier of (i) the seventh anniversary of the closing date of the Merger and (ii) 91 days prior to the maturity date of the Subordinated Notes unless, at least 91 days prior to the maturity date of the Subordinated Notes, such notes are refinanced with (A) notes having a maturity date at least six months after the seventh anniversary of the closing date of the Merger or (B) with the proceeds of an incremental term loan facility.

Amounts under the Revolving Credit Facility will be non-amortizing.  The outstanding principal amounts under Term Loan A, Canadian Term Loan A and Spinco Term Loan A are payable in quarterly installments in amounts increasing from 1.25% to 12.50% of the initial aggregate principal amount of such loans.  The outstanding principal amount under Term Loan B is payable in equal quarterly amounts of 0.25% per annum prior to the seventh anniversary of the closing date of the Merger, with the remaining balance payable on the maturity date.

Interest rates.  The Credit Agreement provides that amounts outstanding under the Credit Agreement will bear interest (i) in the case of Eurodollar loans, at a rate per annum equal to the Eurodollar rate plus the applicable rate for such facility; (ii) in the case of loans made at the Base Rate (which means the highest of (a) the Barclays Bank PLC prime rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00% and (c) the Eurodollar rate that would be payable on such day for a Eurodollar loan with a one-month interest period plus 1.00%, provided that with respect to the Term Loan B, at no time shall the Base Rate be less than 2.00% per annum) at a rate per annum equal to the Base Rate plus the applicable rate for such facility; (iii) in the case of swing line loans, at a rate per annum equal to the Base Rate plus the applicable rate for the Revolving Credit Facility; and (iv) in the case of loans made at the Canadian Prime Rate (which means the higher of (a) the per annum interest rate quoted as the “prime rate” of the Bank of Montreal and (b) the average rate for Canadian Dollar bankers’ acceptances having a term of thirty days plus the excess of the applicable rate for bankers’ acceptance loans over the applicable rate for Canadian prime rate loans) at a rate per annum equal to the Canadian Prime Rate plus the applicable rate for the Revolving Credit Facility.

Prepayments.  Subject to certain conditions and exceptions, the Credit Agreement requires the Company to prepay outstanding loans in certain circumstances, including (a) in an amount equal to 100% of the net cash proceeds from sales or dispositions of property or assets in excess of $10.0 million per fiscal year, (b) in an amount equal to 100% of the net cash proceeds from property insurance or condemnation awards in excess of $10.0 million per fiscal year and (c) in an amount equal to 100% of the net cash proceeds from additional debt other than debt permitted under the Credit Agreement.  The Company also is required to prepay outstanding loans with specified percentages of excess cash flow based on its leverage.  The Credit Agreement contains other customary prepayment obligations and provides for voluntary commitment reductions and prepayment of loans, subject to certain conditions and exceptions.

 Covenants.  The Credit Agreement contains customary affirmative and negative covenants as well as events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults, certain bankruptcy or insolvency events, certain ERISA-related events, changes in control or ownership and invalidity of any loan document.

Financial tests. Under the Credit Agreement, the Company is required to meet certain financial tests, including a maximum leverage ratio as determined by reference to a ratio as set forth below:

Period	Maximum Consolidated Leverage Ratio
Merger closing date through December 31, 2012	4.50:1.00
January 1, 2013 through December 31, 2013	4.25:1.00
January 1, 2014 through December 31, 2014	4.00:1.00
January 1, 2015 through December 31, 2015	3.75:1.00
January 1, 2016 through December 31, 2016	3.50:1.00
January 1, 2017 through December 31, 2017	3.50:1.00
January 1, 2018 through December 31, 2018	3.50:1.00
January 1, 2019 and thereafter	3.50:1.00

The Credit Agreement also requires the Company to maintain a consolidated interest coverage ratio as of the end of any fiscal quarter as determined by reference to a ratio as set forth below:

Period	Minimum Interest Coverage Ratio
Merger closing date through December 31, 2012	3.00:1.00
January 1, 2013 through December 31, 2013	3.00:1.00
January 1, 2014 through December 31, 2014	3.25:1.00
January 1, 2015 through December 31, 2015	3.25:1.00
January 1, 2016 through December 31, 2016	3.50:1.00
January 1, 2017 through December 31, 2017	3.50:1.00
January 1, 2018 through December 31, 2018	3.50:1.00
January 1, 2019 and thereafter	3.50:1.00

Guarantees.  Obligations under the Credit Agreement are guaranteed by, in the case of the obligations of the Company, certain of the Company’s existing and future domestic subsidiaries and, after consummation of the Merger, Spinco and certain of its existing and future domestic subsidiaries; in the case of the obligations of Spinco, each of Spinco’s existing and future domestic subsidiaries and, after consummation of the Merger, the Company and certain of its existing and future subsidiaries that guarantees any other indebtedness of the Company on the closing date of the Merger; and in the case of the obligations of ACCO Brands Canada, each of the Company and certain of its existing and future subsidiaries and, after consummation of the Merger, Spinco and certain of its existing and future subsidiaries.

The foregoing summary of certain principal provisions of the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement, which is attached as Exhibit 10.1 and is incorporated by reference herein.

Section 2—Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Section 7—Regulation FD

Item 7.01.	Regulation FD Disclosure.

A copy of the letter from the Company’s Chairman and Chief Executive Officer accompanying the Company’s 2011 Annual Report that is being made available to stockholders of the Company is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in or furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act, unless specifically incorporated by reference therein. This report will not be deemed a determination or an admission as to the materiality of any information contained in or furnished under Item 7.01 of this report that is required to be disclosed solely by Regulation FD. The information in and furnished under Item 7.01 of this report may be accurate only as of the date hereof and is subject to change.  The Company does not assume any obligation to update the information furnished with this report.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are included with this report:

Exhibit Number	Description of Exhibit
10.1

Credit Agreement, dated as of March 26, 2012, among the Company, certain direct and indirect subsidiaries of the Company party thereto, Barclays Bank PLC and Bank of Montreal, as administrative agents, and the other agents and lenders named therein.

99.1	2011 Annual Report Shareholder Letter.

Forward-Looking Statements

This Current Report contains certain statements that may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the Company assumes no obligation to update them.  The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding to buy, sell or hold the Company’s securities.  Among the factors that could cause the forward looking statements in this Current Report relating to our Senior Secured Credit Facility to differ materially from current expectations include, among other things, changes in our ability to access borrowings under the Senior Secured Credit Facility and risks that could increase our cost of financing.  Among the factors that could cause actual results concerning the Merger to differ materially from those indicated by forward-looking statements in this Current Report, include, among other things, risks and uncertainties relating to the ability to obtain the requisite Company stockholder approvals; the risk that the Company or MWV may be unable to obtain governmental and regulatory approvals required for the Merger; the risk that a condition to closing of the Merger may not be satisfied; the length of time necessary to consummate the Merger; the risk that the cost savings and any other synergies from the Merger may not be fully realized or may take longer to realize than expected; and the impact of additional indebtedness.  These risks, as well as other risks associated with the Merger and the Senior Secured Credit Facility, are more fully discussed in the registration statement on Form S-4 that the Company filed with the United States Securities and Exchange Commission (“SEC”) on March 22, 2012 (the “Registration Statement”).

Additional Information

In connection with the proposed Merger, the Registration Statement has been declared effective by the SEC. The Registration Statement includes a proxy statement/prospectus of the Company that is being sent to the stockholders of the Company. Stockholders are urged to read the proxy statement/prospectus and any other relevant documents when they become available, because they contain important information about the Company and the Merger.  The proxy statement/prospectus and other documents can be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement/prospectus and other documents can also be obtained free of charge from the Company upon written request to ACCO Brands Corporation, Investor Relations, 300 Tower Parkway, Lincolnshire, Illinois 60069, or by calling (847) 484-3020.

This communication is not a solicitation of a proxy from any security holder of the Company. However, the Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed merger under the rules of the SEC. Information about the directors and executive officers of the Company may be found in its 2011 Annual Report on Form 10-K filed with the SEC on February 23, 2012, and its definitive proxy statement relating to its 2012 Annual Meeting of Shareholders filed with the SEC on March 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: March 30, 2012	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1

Credit Agreement, dated as of March 26, 2012, among the Company, certain direct and indirect subsidiaries of the Company party thereto, Barclays Bank PLC and Bank of Montreal, as administrative agents, and the other agents and lenders named therein.

99.1	2011 Annual Report Shareholder Letter.